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Exhibit 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teleglobe Inc. ("Teleglobe") of the Auditors' report co-signed by Raymond Chabot Grant Thornton and Arthur Andersen & Cie dated February 8, 1999, which appears on page 38 of Teleglobe's Current Report on Form 40-F dated May 25, 1999.


Raymond Chabot Grant Thornton
Date June 9, 1999



Arthur Andersen & Cie
Date June 9, 1999